DF
PC

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED **Articles of Share Exchange Involving Domestic or Foreign Corporations or Foreign Other Entities** FORM MUST BE TYPED

(General Laws Chapter 156D, Section 11.06; 950 CMR 113.39)

Names of the parties to the share exchange and the jurisdictions of organization for each foreign corporation or foreign other entity:

(1) NAME	(2) JURISDICTION
The Pulse Network, Inc.	Massachusetts
The Pulse Network, Inc.	Nevada

(3) The articles of share exchange are effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date of filing is specified: March 29, 2013

(4) For each domestic corporation that is a party to the merger:

(check appropriate box)

☑ The plan of share exchange was duly approved by the shareholders of each domestic corporation, and where required, by each separate voting group as provided by G.L. Chapter 156D and the corporation's articles of organization.

OR

☐ The plan of share exchange did not require the approval of the shareholders.

(5) The participation of the foreign corporation or other entity was duly authorized by the laws under which the corporation or other entity is organized and by its organizational documents.

Signed by: ____,

(signature of authorized individual)

- ☐ Chairman of the board of directors,
- ☑ President,
- ☐ Other officer,
- ☐ Court-appointed fiduciary,

on this 29th day of March, 2013.

Signed by: ____,

(signature of authorized individual)

- ☐ Chairman of the board of directors,
- ☑ President,
- ☐ Other officer,
- ☐ Court-appointed fiduciary,

on this 29th day of March, 2013.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Share Exchange Involving Domestic or Foreign Corporations or Foreign Other Entities
(General Laws Chapter 156D, Section 11.06; 950 CMR 113.39)

I hereby certify that upon examination of these articles of share exchange, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this ________ day of______ , 20 _________ , at a.m./p.m.
time

Effective date: ______________________________________
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

____
Examiner

Filing fee: Minimum $250

TO BE FILLED IN BY CORPORATION
Contact Information:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE, Seattle, WA 98105

Telephone: (206) 522-2256

Email: tpuzzo@msn.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.
If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.